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                                                                    EXHIBIT 21.1

                       SUBSIDIARIES OF THE REGISTRANT

Biomet, Inc. (the Registrant; Indiana corporation)

Domestic subsidiaries:
     Arthrotek, Inc. (Indiana corporation)
     Biomet Acquisition Corp. (Delaware corporation)
     Biomet Europe Ltd. (Delaware corporation)
     Biomet FSC, Inc. (Barbados corporation)
     Biomet Holdings Ltd. (Delaware corporation)
     Biomet International Ltd. (Delaware corporation)
     Biomet Investment Corp. (Delaware corporation)
     Catheter Research, Inc. (Indiana corporation)
     EBI Holdings, Inc. (Delaware corporation)
     EBI Medical Systems, Inc. (Delaware corporation)
     EBI Patient Care, Inc. (Puerto Rican corporation)
     Electro-Biology, Inc. (Delaware corporation)
     Kirschner Medical Corporation (Delaware corporation)
     Poly-Medics, Inc. (Indiana corporation)
     Surgical Ventures, Inc. (Indiana corporation)
     Thoramet, Inc. (Indiana corporation)
     Vascu-Med, Inc. (Indiana corporation)
     Walter Lorenz Surgical, Inc. (Florida corporation)

Foreign subsidiaries:

     Artos Medizinische Produkte GmbH (German corporation)
     BioMer C.V. (Dutch partnership)
     Biomet A/S (Danish corporation)
     Biomet Australia Pty. Ltd. (Australian corporation)
     Biomet Bridgend B.V. (Dutch corporation)
     Biomet Canada, Inc. (Canadian corporation)
     Biomet Holdings B.V. (Dutch corporation)
     Biomet Immobiliare S.r.l. (Italian corporation)
     Biomet Merck B.V. (Dutch corporation)
     Biomet Merck Deutschland GmbH (German corporation)
     Biomet Merck European Distribution Center B.V. (Dutch corporation) Biomet Merck Ltd. (U.K. corporation)
     Biomet Merck Norge A.S. (Norwegian corporation)
     Biomet Merck Polska s.p.z.o.o. (Polish corporation)
     Biomet Merck S.A. (French corporation)
     Biomet Merck SpA (Italian corporation)
     Biomet Merck (Switzerland) GmbH (Swiss corporation)
     Biomet Mexico S.A. de C.V. (Mexican corporation)
     Biomet Orthopaedics Ltd. (New Zealand corporation)
     Biomet Swindon B.V. (Dutch corporation)



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     Biomet UK Real Estate Holdings B.V. (Dutch corporation)
     Canzek AG (Swiss corporation)
     CDO Ltd. (UK corporation)
     EBI Medical Systems Ltd. (U.K. corporation)
     Industrias Quirurgicas de Levante s.a. (IQL) (Spanish corporation) Kirschner Hellas (Greek corporation)
     Mediplant N.V. (Belgian corporation)
     Merck Biomaterial France S.A. (French corporation)
     Merck Biomaterial GmbH (German corporation)
     Merck Biomaterialien (Austria) GmbH (Austrian corporation)
     Merck Biomaterial Espana SL (Spanish corporation)
     Ortomed B.V. (Dutch corporation)
     Ortra Holdings, S.A. (Swiss Corporation)
     Polymers Reconstructive A/S (Danish corporation)
     Sociedade Comercial Multiradix S.A. (Portugese corporation)
     Walter Lorenz Surgical GmbH (German corporation)

Each subsidiary is wholly-owned by its immediate parent, except for the following: Polymers Reconstructive A/S of which Biomet, Inc. owns 51% of the outstanding shares; Biomet Merck Norge of which Biomet Ltd. owns 40% of the outstanding shares; Biomet A/S of which Biomet, Inc. owns 30% of the outstanding shares; Biomet Merck Polska s.p.z.o.o. of which Biomet Ltd. owns 51% of the outstanding shares; Kirschner Hellas of which IQL owns 30% of the outstanding shares; Biomet Merck Deutschland GmbH of which BioMer C.V. owns 89% of the outstanding shares, Biomet, Inc. owns 10% of the outstanding shares, and Merck KGaA owns 1% of the outstanding shares; and BioMer C.V. of which Biomet Europe Ltd. owns 50% of the outstanding shares.